Exhibit 8.1

Opinion of Cadwalader, Wickersham & Taft LLP

[LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

June 8, 2020

c/o General Counsel’s Office

P.O. Box 1

Toronto-Dominion Centre

Toronto, Ontario M5K 1A2

Canada

Ladies and Gentlemen:

As U.S. federal tax counsel to The Toronto-Dominion Bank (the “Company”) in connection with the registration of the Company’s warrants to be offered and sold on a delayed and continuous basis by the Company, pursuant to the base prospectus (the “Base Prospectus”) together with prospectus supplement(s), free writing prospectuses and pricing supplements (collectively, the “Pricing Supplements” and together with the Base Prospectus, the “Prospectus”) that forms a part of the registration statement on Form F-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission on the date hereof to which this opinion is filed as an exhibit.

We hereby confirm to you that:

1.        the discussion set forth under the heading “Tax Consequences—United States Taxation” in the Base Prospectus in the Registration Statement, insofar as it purports to constitute summaries of certain provisions of the U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes accurate summaries of such matters in all material respects, subject to the qualifications, assumptions and limitations set forth therein, and

2.        the discussions that refer to our name set forth under the headings “Supplemental Discussion of U.S. Federal Income Tax Consequences” and headings of similar import contained in the Pricing Supplements in the Registration Statement are our opinion, subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the above-specified headings and under the heading “Legal Matters” in the Prospectus in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP